EXHIBIT 99.1

 David Taber of American River Bankshares to Speak at Community Bank Conference

Sacramento, CA, August 17, 2006 - David T. Taber, President and CEO of American River Bankshares, is scheduled to speak on the Small Cap Growth and Performance Panel at the 11th Annual Community Bank Conference hosted by Howe Barnes Hoefer & Arnett in Chicago on August 21st at approximately 12:00 p.m. Central Time (10:00 a.m. Pacific Time).

Presentations will be webcast live at http://www.howebarnes.com and will be available for seven business days beginning one hour after the conclusion of the event. In addition, American River Bankshares presentation materials will be available online after the event at www.amrb.com.

About Howe Barnes Hoefer & Arnett
---------------------------------
Established in 1915, Howe Barnes Hoefer & Arnett, Inc. is a full service brokerage firm headquartered in Chicago, IL. Its banking department specializes in sales, trading, research and corporate finance services for community banks and thrifts. Through its private client services department, the firm provides investment advice and products to both individual and institutional customers. Howe Barnes Hoefer & Arnett is the exclusive provider of capital markets services for the Independent Community Bankers of America (ICBA). The firm delivers fixed income products and services through a strategic initiative with Vining Sparks IBG, Memphis, Tennessee. (www.howebarnes.com)

About American River Bankshares
-------------------------------
American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank (ARB), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of ARB] in Sonoma County and Bank of Amador [a division of ARB] in Amador County. For more information, please call 916-231-6700 or visit www.amrb.com, www.americanriverbank.com, www.northcoastbank.com or www.bankofamador.com.


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